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                                                                    EXHIBIT 23.3


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bio-Technology General Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 15, 2001, with respect to the financial statements of Myelos Corporation included in the Current Report on Form 8-K of Bio-Technology General Corp., filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP

San Diego, California
July 18, 2001